UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

INSIGNIA SYSTEMS, INC.

 (Exact name of registrant as specified in its charter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                     Entry into a Material Definitive Agreement.

On April 29, 2015, Insignia Systems, Inc., (the “Company”) entered into an amendment to the agreement dated November 8, 2014 (the “Amendment”) with Nicholas J. Swenson, Air T, Inc., Groveland Capital LLC, and Groveland Hedged Credit Fund LLC.

The Amendment was entered into to provide for the nomination of eight board members to stand for election at the Company’s 2015 Annual Meeting of Shareholders rather than seven board members.  The full text of the Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description does not purport to be a complete summary of the terms of the Amendment and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Amendment to Agreement, dated as of April 29, 2015, by and among the Insignia Systems, Inc., Nicholas J. Swenson, Air T, Inc., Groveland Capital LLC, and Groveland Hedged Credit Fund LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: April 29, 2015	By	/s/ John C. Gonsior
John C. Gonsior Vice President, Finance and CFO